UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

   CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039673
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

   (843) 723-7700

(Registrant's Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2018, Carolina Financial Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), with Raymond James & Associates, Inc. (the Underwriter”), and certain of the Company’s executive officers and directors (the “Selling Stockholders”), pursuant to which the Company would issue and sell 1,500,000 shares of its common stock, par value $0.01 per share, and the Selling Stockholders would sell an aggregate of 96,350 shares of the Company’s common stock, par value $0.01 per share, to the Underwriter at $42.25 per share in an underwritten public offering (the “Offering). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The net proceeds of the Offering to the Company, after estimated expenses, will be approximately $63.1 million.

The Underwriting Agreement contains customary representations, warranties, and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties, and covenants are not factual information to investors about the Company or CresCom Bank, the Company’s wholly owned bank subsidiary. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of common stock to be sold in the Offering have been registered under the Securities Act of 1933, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-222550) declared effective by the Securities and Exchange Commission on January 12, 2018 (the “Registration Statement”). The offer and sale of the shares of common stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated June 8, 2018.

Item 8.01	Other Events

On June 11, 2018, the Company completed the sale of 1,500,000 shares of its common stock to the Underwriter at a price of $42.25 per share, and the Selling Stockholders completed the sale of an aggregate of 96,350 shares of the Company’s common stock to the Underwriter at a price of $42.25. The net proceeds from the Offering to the Company totaled approximately $63.1 million, after deducting estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated June 6, 2018
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: June 11, 2018